EXHIBIT 10.106


                   THE ARTICLES OF ASSOCIATION
                               FOR
                TANGSHAN PAN-SINO HEAT CO., LTD.



                        TABLE OF CONTENTS

ARTICLE 1         General Principle
ARTICLE 2         Total Investment and Registered Capital
ARTICLE 3         Board of Directors
ARTICLE 4         Business Administrative Organization
ARTICLE 5         Profit Sharing
ARTICLE 6         Financial Accounting
ARTICLE 7         Workers
ARTICLE 8         Trade Union Organization
ARTICLE 9         Term, Expiration and Liquidation
ARTICLE 10        Rules and Regulations
ARTICLE 11        Miscellaneous


                            ARTICLE 1
                        GENERAL PRINCIPLE

1.1. In accordance with the "Law of the People's Republic of China on Chinese-Foreign Equity Joint Ventures", Luannan County Heat Company of Tangshan City, Hebei Province, the People's Republic of China (PRC) (hereinafter referred to as Party A) and Pan-Western Energy Corp., LLC of Cayman Islands, British West
Indies (hereinafter referred to as Party B) in signing this contract hereby establish a Joint Venture Company, Tangshan Pan-Sino Heat Co., Ltd. (hereinafter referred to as JVC). The Articles of Association of JVC shall be worked out in accordance with the articles of the contract.

1.2. JVC shall be a limited liability company.

1.3. All activities of JVC should abide by the stipulations of the laws, ordinances and related regulations of the People's
Republic of China.

                            ARTICLE 2
             TOTAL INVESTMENT AND REGISTERED CAPITAL

2.1. Each Party should contribute the capital within the period stipulated in the JVC contract. After the Parties have contributed the amount committed, JVC should hire an accountant registered in China for regular audits, and each Party should be offered investment certificates, which should clarify the name of JVC, the date of approval, the amount of investment, and the date of investment, etc.

2.2. In case any party to this JVC contract intends to transfer its investment share in the JVC to a party which is not a party to this JVC (Outside Party), it shall require the prior written consent of the other party hereto. If a Party desires to transfer its capital investment to an Outside Party, whether totally or partially, it should be agreed upon by the other Party and approved by the authorities concerned, and the other Party shall have the first right of refusal to purchase which right must be exercised, if exercised, within thirty (30) days after notice of such proposed transfer is received. The other Party may waive its first right of refusal to purchase, but shall reserve the right to choose a subsidiary or affiliate Party as the assignee. The conditions for such transfer from one Party of JVC to a Outside Party shall not be more favorable than the conditions given to any other Party of JVC.

2.3. Any increase or transfer of the registered capital of JVC should be unanimously agreed upon by the Board of Directors and approved by the authorities concerned, and must be registered with the local industrial and commercial administration bureau.

2.4. During the preparation and construction period of JVC project and before formal start of production, no Party should transfer its capital investment.

                            ARTICLE 3
                       BOARD OF DIRECTORS

3.1. JVC shall have a Board of Directors, which shall have the supreme authority of JVC.

3.2. The Board of Directors shall make final decisions on all issues of importance.
Its powers are as follows:

     (i) Authority to decide and approve the production plan, annual business report, turnover of capital, income budget, financial report, annual profit distribution, etc.;
     (ii) Authority to decide and approve the rules and regulations of JVC;
     (iii) Authority to decide issues of production, expansion of production, stopping production, termination of contracts and the liquidation of contracts, etc.;
     (iv) Authority to make decisions relating to the hiring of the General Manager, Deputy General Manager, Chief Accountant, and other senior staff;
     (v)    Authority to amend the Articles of Association of JVC;
     (vi) Authority concerning all important lawsuits or matters of arbitration relating to JVC;
     (vii) Authority over all discussion and decision-making on any other issues of importance.

3.3. The Board of Directors shall consist of five (5) directors, one of which shall be assigned by Party A, four (4) shall be assigned by Party B. The Directors shall hold the office for a period of four (4) years. The term of office may be renewed by the nominating Party.

3.4. The Chairman of the Board of Directors shall be assigned by Party B, and both Party A and Party B shall respectively assign a Vice Chairman.

3.5. Either party shall give the written notice to the Board of Directors when assigning and replacing the directors.

3.6.  The Board Meeting shall be convened at least once  a  year.
At the request of at least two (2) directors, the Chairman shall convene a special Board Meeting of the directors.

3.7. The Board Meeting shall generally be held at its registered address. Under the circumstances of no board meeting convened in person, the resolutions signed by all members of the board shall be deemed as valid as the board resolutions convened in a Board Meeting.

3.8. The Board Meeting shall be called and presided over by the Chairman of the Board. In the absence of the Chairman, one Vice
Chairman shall call and preside over the Meeting through the authority of the Chairman.

3.9. Unless waived in writing or by attendance at the meeting, the Chairman shall give the board members thirty (30) days written notice of every meeting, which includes the following items: content, date and place.

3.10. The Directors unable to attend Board Meeting may send their alternate director or duly executed written proxy to vote with the other Directors, otherwise their votes shall be deemed as waived.

3.11.      The  Quorum  of the Board Meeting shall  be  four  (4)
directors (including Party A's director). Any resolution shall be invalid if the Quorum is less than four.

3.12 Issues which require unanimous decision of the Board of Directors shall include:

     (i)   Amendment of the Articles of Association of JVC;'
     (ii)  Increase or assignment of the registered capital of JVC;
     (iii) Merger of JVC with another corporation;
     (iv) Extension, Termination and dissolution of JVC and the liquidation and wind-up thereof;
     (v) Other important issues that the Parties deem it necessary to have unanimous approval.

3.13. Other matters except those specified in Clause 3.12 shall be decided by majority vote of the directors then present at any board meeting (including special board meeting) at which a quorum is present.

3.14. A detailed written Record of each Board meeting shall be made and signed by all the attending directors (or their alternate director or proxy) and be kept both in Chinese and English versions on file for reference.

                            ARTICLE 4
              BUSINESS ADMINISTRATIVE ORGANIZATION

4.1. The business administrative organization of JVC shall consist of certain departments which shall be determined by the Board of Directors.

4.2.   JVC shall have one (1) General Manager and two (2)  Deputy
General Managers who shall be selected by the Board of Directors.
The  General Manager shall be recommended by Party B.  Each Party
A and Party B shall recommend a Deputy General Manager.

4.3. The General Manager shall be directly responsible to the board of Directors, carry out all the decisions of the Board of Directors, organize and be responsible for routine production, technology, business and administrative tasks. The Deputy General Managers shall assist the General Manager in his work. During the General Manager's absence, to the extent authorised by the General Manager or the Board of Director, they shall take the responsibilities of the General Manager on his behalf.

4.4. Decisions of important issues in day-to-day business of JVC shall be valid only when they are signed by both the General Manager and the Party A's Deputy General Manager. Issues requiring joint signatures shall be stipulated by the Board of Directors.

4.5.   The  Tenure of office for both the General and the  Deputy
General Managers shall be four (4) years. At the authorization of the Board of Directors, they can be reappointed consecutively.

4.6.   Appointed by the Board of Directors, the Chairman and Vice
Chairman of the Board of Directors can take the posts of General and Deputy General Managers of JVC.

4.7. Neither the General and Deputy General Managers nor Board members (excluding personnel from China National Machinery Imp. & Exp. Corp.) shall take the posts of General or Deputy General Managers of other economic organizations located within a 100 kilometer radius of the primary place of business of JVC within Luannan County ("the Territory"), nor shall they be involved in any other economic organizations engaged in commercial competition with JVC within the Territory.

4.8. JVC shall have one Chief Engineer, and one Chief Accountant to be appointed by the Board of Directors, and shall report to the General Manager.

4.9.    The  General  Manager,  Deputy  General  Manager,   Chief
Engineer, Chief Accountant and other senior staff shall give thirty (30) days written notice to the Board of Directors if they desire to resign from their office.

4.10. The General Manager and each Deputy General Manager can be dismissed at any time through the resolution passed at the Board Meeting if they are found to practise graft or be seriously derelict of their duties or with the approval of the Party recommending such person for any reason.


                            ARTICLE 5
                         PROFIT SHARING

5.1. The Joint Venture shall draw reserve funds, enterprise development funds, staff reward funds and welfare funds from the after tax profit, the proportions of which shall be decided by the Board of Directors.

5.2. The net profit of JVC after paying income tax and drawing all funds, shall be shared according to the actual ownership of the registered capital of the Parties.

5.3. The profit of the Joint Venture may be distributed every three months. Furthermore, calculation for each distribution and the amount each Party shall be able to share in the previous quarter shall be determined and announced by the Board of Directors.

5.4. Profit will not be shared until the loss of the previous fiscal year has been made up. The profit of all prior fiscal years retained can be shared together with the current fiscal year's profit.


                            ARTICLE 6
                      FINANCIAL ACCOUNTING

6.1. Financial accounting of JVC shall be made in accordance with the rules and regulations of financial accounting in PRC, as stipulated for joint venture enterprises using Chinese and foreign investment.

6.2. JVC shall use the calendar year as its fiscal year, starting from January 1st and closing on December 31st.

6.3. All certificates, accounting books and reports should be written both in English and Chinese.

6.4. JVC shall open both Renminbi and foreign currency accounts with the Bank of China.

6.5. JVC shall use both debit and credit accounts for its bookkeeping.

6.6. Within the first three (3) months of each fiscal year, the accounting department of JVC should compile a list of all assets & liabilities and a report on profit & loss of the previous fiscal year, which will be audited and signed by auditors before being submitted for approval by the Board of Directors.

6.7. JVC shall use Renminbi as the base currency for accounting. The conversion between Renminbi and other currency shall be calculated according to the rate of foreign exchanges published by the State Administration of Foreign Currency of the People's Republic of China on the date of conversion.

6.8. Any Party of JVC shall have the right to have the accounting books audited independently at its own expense.

6.9.   Foreign currency of JVC shall be handled according to  the
"Interim  Provisions  of  the  People's  Republic  of  China   on
Management of Foreign Currencies" and related stipulations as well as those of the contract.


                            ARTICLE 7
                             WORKERS

7.1. Issue of the employment, dismissal, resignation, salaries and welfare, labor insurance, labor protection, labor discipline, etc., shall be handled according to the "Provisions of the People's Republic of China on Labor Management in Chinese-Foreign Equity Joint Ventures".

7.2. The staff requirements of JVC shall be in accordance with applicable Chinese Laws and Regulations and written policies established by the Board of Directors.

7.3. The Joint Venture has the right to give such penalties as warning, record of demerit, demotion or reduced salaries, to those who violate the rules and regulations of the Joint Venture.
Those committing serious violations shall be dismissed.

7.4. Wages for workers shall be determined by the Board of Directors according to the relevant stipulations of PRC and concrete conditions of JVC and be specified in the labor contract.

7.5. Welfare, reward, labor protection, labor insurance and other related issues shall be stipulated in each regulation of JVC respectively so that normal production and working conditions of the workers can be ensured.


                            ARTICLE 8
                    TRADE UNION ORGANIZATION


8.1. According to the stipulations of the "Trade Union Act of the People's Republic of China", employees of JVC have the right to organize a trade union and take part in its activities.

8.2. The trade union of the Joint Venture represents the legal interest of the workers. Its tasks are as follows: support legal democratic rights and materials interest of the workers, assist the JVC in the rational use of welfare and reward funds, organize the workers to study science and technology, organize sports and recreational activities, educate the workers to observe labor discipline and utilize their best efforts to fulfill their tasks.

8.3. The trade union leaders of JVC, at the invitation of the Board of Directors, can attend relevant meetings and reflect workers' opinions and rational demands.

8.4. The trade union of the Joint Venture shall take part in mediations in solving discrepancies and disputes between the workers and JVC.

8.5. The Joint Venture shall contribute a sum equal to 2% of the total amount of the workers' salaries per month as trade union fees. The trade union of JVC shall use the fees according to the "Management Methods of Trade Union Fees" as stipulated by the General Trade Union of China.


                            ARTICLE 9
                 TERM EXPIRATION AND LIQUIDATION

9.1. The term of JVC is twenty-three (23) years, starting from the date of acquisition of the business license.

9.2. If the Parties agree to extend the term of JVC, the Board of Directors should pass a resolution. An application for the extension of JVC term should be submitted to the Ministry of Foreign Trade and Economic Cooperation or its authorized department for approval twelve (12) months before the expiration of the term of JVC. Only then can the formalities to amend the term be handled at the local industrial and commercial administration bureau.

9.3. If the Parties unanimously consider it beneficial to terminate JVC, the JVC contract can be terminated in advance. The resolution should be made by the Board Meeting with all its members being present and submitted to and approved by the authorities concerned.

9.4. Except as otherwise provided below, any party shall have the lawful right to request termination of JVC provided any of the following has occurred:

      (i)   when the term of JVC expires;
      (ii) in case JVC can not continue its business due to three consecutive years of serious losses in its production after the Commercial Operation Date;
      (iii) in case JVC can not continue its business if one party fails to implement its liabilities and duties as stipulated in JVC contract and the Articles of Association;
      (iv) in case JVC can not continue its business due to serious losses incurred from force majeure for eighteen (18) consecutive months after the Commercial Operation Date.

       In case of (ii) or (iv), the Board of Directors shall submit a JVC termination application to the authorities concerned for approval.

       In case of the (iii), the Party failing to implement its obligations of JVC Contract and the Articles of Association shall compensate the parties observing the Contract for any losses incurred.

9.5. Before the expiration or termination of JVC contract, the Board of Directors should work out a liquidation procedure and organize a liquidation committee for liquidation.

9.6. The task of the liquidation committee is to check, appraise on a fair market value and "going concern" basis all the contract rights, land use rights and the other tangible or intangible properties, creditor's rights and liabilities of JVC, make a list of all assets and liabilities and a list of properties, make the plan of liquidation, and submit all of the documents of liquidation to the Board of Directors for approval. The liquidation appraisal shall be conducted by a public accountant registered in PRC.

9.7. During the period of liquidation, the liquidation committee shall represent JVC to enter or answer lawsuits.

9.8. All liquidation expenses and remunerations to the members of the liquidation committee shall have the priority to be paid out of the existing properties of JVC.

9.9. After paying off all debts of JVC by the liquidation committee, the remaining properties of JVC should be shared according to the actual ownership of the Parties. After the liquidation, the liquidation committee should submit a report and go through the formalities to cancel JVC registration at the Industrial and Commercial Administration Bureau, and a public announcement should be made.


                           ARTICLE 10
                      RULES AND REGULATIONS

10.1. The rules and regulations as stipulated by the Board of Directors of JVC shall include:

      (i)    Regulations for business management;
      (ii)   Rules for workers;
      (iii)  Rules for labor and wages;
      (iv) Regulations for promotions, reward and penalty of the workers;
      (v)    Regulations of workers' welfare;
      (vi)   Regulations of financial affairs;
      (vii) Procedure of liquidation at the time of JVC termination;
      (viii) Other necessary rules and regulations.


                           ARTICLE 11
                          MISCELLANEOUS

11.1. The Board of Directors is authorized to amend and explain each of the stipulations of the Articles of Association.

11.2. These Articles of Association are written both in English and Chinese. The Articles of Association in both languages is of equal validity.

11.3. The Articles of Association become effective concurrent with JVC Contract.


       These  Articles of Association for Tangshan Pan-Sino  Heat
Co., Ltd. are signed by the authorized representatives of the Parties in Beijing, PRC, as follows:

Party A:                           Party B:
Luannan County                     Pan-Western Energy Co., LLC
Heat Company




______________________             ______________________________
Zhao Xiuchen                       Darol S. Lindloff
Authorized by and on               Senior Vice President
Behalf of Party A


Witnessed by:
China National Machinery
Import & Export Corp.



_______________________
Yang Shengli
Deputy General Manager of
CMC Enterprises Dept.


					Dated May 28, 1996